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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.



                       Date of Report        May 10, 2001


                         SBA COMMUNICATIONS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




            Florida                      000-30110                65-0716501
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(State or other jurisdiction of     Commission File Number    (I.R.S. Employer
incorporation or organization)                               Identification No.)



         One Town Center Road, Boca Raton, Florida                     33486
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         (Address of principal executive offices)                    (Zip code)


                                 (561) 995-7670
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              (Registrant's telephone number, including area code)
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Item 9    Other Information

          SBA Communications Corporation ("SBA") provided today the following additional operational information at a meeting that was held for a group of lenders interested in participating in the Company's $300.0 million senior secured credit facility.

          o  New build lease-up history as of March 31, 2001:

                Age In      Number of                     Annualized Tower
                Months       Towers         Tenants         Cash Flow
                ------     ----------       -------       ----------------

                36 - 48          37            2.7            $36,382
                24 - 36         342            2.5             31,591
                12 - 24         495            1.9             22,156
                 0 - 12         850            1.1              8,322
                              -----                           -------
                              1,724                           $17,512 (average)
                              -----


          o  Tower portfolio statistics as of March 31, 2001:

               o  Average cost per tower         $300,000
               o  New builds                     1,724 - average cost $260,000
               o  Acquired towers                1,115 - average cost $379,000
               o  Remaining capacity             65%
               o  Average age of new builds.     14.5 months

          o  As of March 31, 2001 the average monthly rent/tenant was $1,119.

          o  Total number of tenants at March 31, 2001 was 6,425.

          o Annualized revenue per tower as of March 31, 2001 was approximately $30,400.

          o  Services backlog at March 31, 2001 was approximately 67 million.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




May 10, 2001                                /s/  Pamela J. Kline
                                            --------------------
                                            Pamela J. Kline
                                            Chief Accounting Officer